EXHIBIT 4.1
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                         SECOND SUPPLEMENTAL INDENTURE

        This "SUPPLEMENTAL INDENTURE", dated as of April 19, 2007, to the Indenture dated as of December 15, 2005 as supplemented by the First
Supplemental Indenture dated as of October 6, 2006 (as supplemented, the "INDENTURE") among Clarke American Corp. (the "COMPANY"), B2Direct, Inc., Checks in the Mail, Inc., Clarke American Checks, Inc. (collectively, the "GUARANTORS") and The Bank of New York, a New York banking corporation, as trustee under the Indenture (the "TRUSTEE").

                              W I T N E S S E T H:

        WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered the Indenture, providing for the issuance of 11.75% Senior Notes due 2013 (the "NOTES");

        WHEREAS, Section 9.02 of the Indenture provides that the Company, the Guarantors and the Trustee may, with the requisite consents of the holders, enter into a supplemental indenture for the purpose of amending certain provisions of the Indenture;

        WHEREAS, the Company has offered to purchase for cash any and all of the outstanding Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated April 5, 2007 (as the same may be amended or supplemented from time to time, the "STATEMENT"), and in the related Consent and Letter of Transmittal (as the same may be amended or supplemented from time to time, together with the Statement, the "OFFER"), from each Holder of such Notes;

        WHEREAS, the Offer is conditioned upon, among other things, certain amendments to the Indenture and to the Notes set forth in Article Two, Article Three and Article Four of this Supplemental Indenture (the "AMENDMENTS") having been approved by Holders of at least a majority of the outstanding principal amount of the Notes (and a supplemental indenture in respect thereof having been executed and delivered), provided that the Amendments will become operative once at least a majority in principal amount of the outstanding Notes issued under the Indenture are accepted for purchase pursuant to the Offer at one or more settlement dates (the "ACCEPTANCE");

        WHEREAS, the Company has received and delivered to the Trustee the consents from Holders of a majority of the outstanding principal amount of the Notes to effect the Amendments;

        WHEREAS, each of the Company and the Guarantors have been authorized by resolutions of their Boards of Directors to enter into this Supplemental Indenture; and

        WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Supplemental Indenture a valid, binding and legal agreement

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enforceable in accordance with its terms for the purposes  expressed herein, in accordance with its terms, have been duly done and performed;

        NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee hereby agree as follows:


                                  ARTICLE ONE

SECTION 1.01.   DEFINITIONS.

        Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.


                                  ARTICLE TWO

SECTION 2.01.   AMENDMENTS TO TABLE OF CONTENTS.

        The Table of Contents of the Indenture is amended by deleting the titles to Sections 3.09, 4.03 through and including 4.16, 4.18 and 4.20, and inserting, in each case, in lieu thereof, the phrase "[deleted pursuant to Second Supplemental Indenture]".


                                 ARTICLE THREE

SECTION 3.01.   ELIMINATION OF CERTAIN DEFINITIONS IN ARTICLE 1.

        Sections 1.01 and 1.02 of the Indenture are amended by deleting all definitions of terms, and references to definitions of terms, that are used exclusively in text of the Indenture and the Notes that are being otherwise eliminated by this Supplemental Indenture.

SECTION 3.02.   ELIMINATION OF CERTAIN PROVISIONS IN ARTICLE 3.

        Article 3 of the  Indenture  is amended by deleting the text of Section
3.09 in its entirety and inserting, in lieu thereof, the phrase "[deleted pursuant to Second Supplemental Indenture]".

SECTION 3.03.   ELIMINATION AND AMENDMENT OF CERTAIN PROVISIONS IN ARTICLE 4.

                (a) Article 4 of the Indenture is amended by deleting the text of each of Sections 4.03 through and including 4.16, 4.18 and 4.20 in its entirety and inserting, in each case, in lieu thereof, the phrase "[deleted pursuant to Second Supplemental Indenture]".

                (b) Article 4 of the Indenture is amended by deleting the text of Section 4.19 in its entirety and inserting, in lieu thereof, the


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following  text:  "The Board of  Directors  of the  Company may  designate  any
Restricted Subsidiary to be an Unrestricted Subsidiary by providing the Trustee with a certified copy of a resolution of the Board of Directors giving effect to such designation."

SECTION 3.04.   AMENDMENT OF CERTAIN PROVISIONS IN ARTICLE 5.

                (a) Section 5.01 of the Indenture is amended by deleting the text of each of clauses (3) and (4) in its entirety and, in each case, inserting in lieu thereof the phrase "[deleted pursuant to Second Supplemental Indenture]".

                (b) Section 5.01 of the Indenture is further amended by deleting the text of clause (1)(B) in its entirety and inserting in lieu thereof the following text: "the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia (provided that if such entity is not a corporation, a corporate co-obligor will become a co-issuer of the Notes and assume all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee);".

SECTION 3.05.   AMENDMENT OF CERTAIN PROVISIONS IN ARTICLE 6.

        Section 6.01 of the Indenture is amended by deleting the text of each of clauses (3) through and including (6) in its entirety and, in each case, inserting in lieu thereof the phrase "[deleted pursuant to Second Supplemental Indenture]".

SECTION 3.06.   DELETION OF RELEVANT CROSS-REFERENCES THROUGHOUT THE INDENTURE.

        The Indenture is amended by deleting the text of any cross-references to any clauses or provisions that have been deleted pursuant to this Supplemental Indenture.


                                 ARTICLE FOUR

SECTION 4.01.   ELIMINATION AND AMENDMENT OF CERTAIN PROVISIONS IN THE NOTES.

                (a) Each of the outstanding Notes and the forms of Note attached as Exhibits A-1 and A-2 to the Indenture is amended by deleting the text of Section (7) in its entirety and inserting, in lieu thereof, the phrase "[deleted pursuant to Second Supplemental Indenture]".

                (b) Section (12) of each of the outstanding Notes and the forms of Note attached as Exhibits A-1 and A-2 to the Indenture is amended by deleting the text of each of clauses (iii) through and including (vi) in their entirety and inserting, in each case, in lieu thereof, the phrase "[deleted pursuant to Second Supplemental Indenture]".


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                                 ARTICLE FIVE

SECTION 5.01.   EFFECTIVENESS OF AMENDMENTS TO INDENTURE.

        Notwithstanding any other provision of this Supplemental Indenture, (i) this Supplemental Indenture shall be effective upon its signing by the parties hereto but (ii) the Amendments shall become operative concurrently with the Acceptance.

SECTION 5.02.   NEW YORK LAW TO GOVERN.

        The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

SECTION 5.03.     COUNTERPARTS.

        The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 5.04.   EFFECT OF HEADINGS.

        The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 5.05.   CONFLICT WITH TRUST INDENTURE ACT.

        If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that may not be so limited, qualified or conflicted with, such provision of such Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of such Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

SECTION 5.06.   RECITALS.

        The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Company.

SECTION 5.07.   SEPARABILITY CLAUSE.

        In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


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SECTION 5.08.   BENEFITS OF SUPPLEMENTAL INDENTURE, ETC.

        Nothing in this Supplemental Indenture, the Indenture or the Notes, express or implied, shall give to any person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.

SECTION 5.09.   TERMINATION OF SUPPLEMENTAL INDENTURE.

        If the Offer is withdrawn or rescinded for any reason prior to the time of the Acceptance, this Supplemental Indenture shall terminate automatically as of the time the Offer is terminated and be of no further force or effect.





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        IN WITNESS  WHEREOF,  the parties hereto have caused this  Supplemental
Indenture to be duly executed, all as of the date first above written.


                                        CLARKE AMERICAN CORP.


                                        By: /s/ Peter A. Fera, Jr.
                                            ------------------------------
                                            Name:  Peter A. Fera, Jr.
                                            Title: Senior Vice President and
                                                   Chief Financial Officer



                                        B(2)DIRECT, INC.


                                        By: /s/ Peter A. Fera, Jr.
                                            ------------------------------
                                            Name:  Peter A. Fera, Jr.
                                            Title: Senior Vice President and
                                                   Chief Financial Officer



                                        CHECKS IN THE MAIL, INC.


                                        By: /s/ Peter A. Fera, Jr.
                                            ------------------------------
                                            Name:  Peter A. Fera, Jr.
                                            Title: Senior Vice President and
                                                   Chief Financial Officer



                                        CLARKE AMERICAN CHECKS, INC.


                                        By: /s/ Peter A. Fera, Jr.
                                            ------------------------------
                                            Name:  Peter A. Fera, Jr.
                                            Title: Senior Vice President and
                                                   Chief Financial Officer



                                        THE BANK OF NEW YORK


                                        By: /s/ Julie Salovitch-Miller
                                            ------------------------------
                                            Name:  Julie Salovitch-Miller
                                            Title: Vice President